Exhibit 99.1

Minerva Neurosciences Announces $20 Million in Private Placement Priced at a Premium to Market

BURLINGTON, Mass., – June 28, 2023 (GLOBE NEWSWIRE) – Minerva Neurosciences, Inc. (Nasdaq: NERV), a clinical-stage biopharmaceutical company focused on the development of therapies to treat central nervous system disorders, today announced that it has agreed to sell an aggregate of 1,425,000 shares of its common stock at a purchase price of $10 per share and pre-funded warrants to purchase an aggregate of 575,575 shares of its common stock at a purchase price of $9.99 per pre-funded warrant, to Boehringer Ingelheim, a global biopharmaceutical company with a growing mental health pipeline that includes schizophrenia, and Federated Hermes Kaufmann Funds in a private investment in public equity (the “PIPE”) financing. Minerva expects that the gross proceeds from the PIPE will be approximately $20 million, before deducting PIPE-related expenses payable by Minerva. Minerva intends to use the net proceeds from the PIPE to support potential regulatory approval in the U.S., commercialization activities and market launch of roluperidone, which is being developed for the treatment of negative symptoms in schizophrenia.

The PIPE is expected to close on or about June 30, 2023, subject to the satisfaction of customary closing conditions. Under the terms of the PIPE, Boehringer Ingelheim will have the right to designate one individual to attend all meetings of Minerva’s board of directors or any committee thereof in a non-voting, observer capacity.

The securities to be sold in the PIPE are being offered in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the Act. The Company has agreed to file a resale registration statement with the U.S. Securities and Exchange Commission (SEC) for purposes of registering the resale of the common stock to be issued in the PIPE, including the shares of common stock underlying the pre-funded warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Minerva Neurosciences

Minerva Neurosciences, Inc. (Nasdaq: NERV) is a clinical-stage biopharmaceutical company focused on developing product candidates to treat central nervous system (CNS) diseases. Minerva’s goal is to transform the lives of patients with improved therapeutic options. Minerva’s portfolio of compounds includes roluperidone (MIN-101), for negative symptoms of schizophrenia, and MIN-301, for Parkinson’s disease.

Forward-Looking Safe Harbor Statement

This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, reflect management’s expectations as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include, but are not limited to, statements herein with respect to the regulatory progress of roluperidone and the timing, use of proceeds and closing of the PIPE. These forward-looking statements are based on our current expectations and may differ materially from actual results due to a variety of factors including, without limitation, the risk that the conditions to the closing of the proposed PIPE are not satisfied; whether the FDA may meet expected review timelines for Minerva’s NDA; whether roluperidone will be successfully marketed if approved; management’s ability to successfully achieve its goals; Minerva’s ability to raise additional capital to fund its operations and corporate objectives on terms acceptable to Minerva; general economic conditions; and other factors that are described under the caption “Risk Factors” in Minerva’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on March 8, 2023, as updated by its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. Copies of reports filed with the SEC are posted on Minerva’s website at http://ir.minervaneurosciences.com/. The forward-looking statements in this press release are based on information available to Minerva as of the date hereof, and Minerva disclaims any obligation to update any forward-looking statements, except as required by law.

Contact:

Investor inquiries:

Frederick Ahlholm

Chief Financial Officer

Minerva Neurosciences, Inc.

info@minervaneurosciences.com

Media inquiries:

Helen Shik

Principal

Shik Communications LLC

helen@shikcommunications.com